UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Deer Park Drive, Suite K-1 Monmouth Junction, NJ		08852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Share Purchase Rights	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

Advaxis, Inc. (the “Company”) held its Reconvened 2021 Annual Meeting of Stockholders (the “Reconvened Annual Meeting”) on June 17, 2021. At the Reconvened Annual Meeting, the following matter was submitted to a vote of stockholders:

1.	A proposal to ratify and approve the prior amendment to the Company’s 2015 Incentive Plan, which was adopted following the 2020 Annual Meeting of Stockholders, to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares (the “Ratification Proposal”); and

2.	A proposal to authorize the further adjournment of the Annual Meeting to July 1, 2021 to solicit additional proxies to vote in favor of Proposal 3, to approve the reverse stock split proposal (as such proposals is further described in the Company’s proxy statement relating to the Annual Meeting, filed with the Securities and Exchange Commission (“SEC”) on April 21, 2021) (the “Further Adjournment Proposal”).

At the Reconvened Annual Meeting, the Company’s stockholders approved the Ratification Proposal and the Further Adjournment Proposal.

Proposal No. 5 – Ratification of Prior Amendment to the Company’s 2015 Incentive Plan

The vote to ratify and approve the prior amendment to the Company’s 2015 Incentive Plan, which was adopted following the 2020 Annual Meeting of Stockholders, to increase the total number of shares of common stock authorized for issuance thereunder from 877,744 shares to 6,000,000 shares was as follows:

For	Against	Abstain	Broker Non-Votes
33,449,638	32,127,396	1,142,425	19,796,803

Further Adjournment Proposal — Proposal to Further Adjourn the Vote with Respect to Proposal 3

The vote to further adjourn the Annual Meeting to July 1, 2021 to solicit additional proxies to vote in favor of Proposal 3, to approve the reverse stock split proposal (as such proposal is further described in the Company’s proxy statement relating to the Annual Meeting, filed with the SEC on April 21, 2021) was as follows:

For	Against	Abstain
53,246,441	32,127,396	1,142,425

Item 8.01 Other Events

In accordance with the Further Adjournment Proposal, which was approved by the stockholders, the Annual Meeting was adjourned to July 1, 2021, at 10:00 a.m. Eastern Time with respect to Proposal 3, to approve an amendment to the Company’s Charter to effect a reverse stock split of the Company’s common stock at a ratio determined by the Board of Directors within a range of one-for-five to one-for-fifteen, without reducing the authorized number of shares of the Company’s common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Annual Meeting without further approval or authorization of the Company’s stockholders.

The further adjourned Annual Meeting will be held at the same virtual meeting location, on July 1, 2021 at 10:00 am Eastern Time at www.virtualshareholdermeeting.com/adxs2021. This will enable the Company’s stockholders of record as of the record date, which was April 15, 2021, additional time to consider and vote on Proposal 3 and enable the Company’s proxy solicitor, Alliance Advisors, more time to assist the Company with the solicitation of stockholder votes on Proposal 3.

At the further adjourned Annual Meeting on July 1, 2021, stockholders will be deemed to be present in person and vote at such further adjourned meeting in the same manner as disclosed in the definitive proxy statement the Company filed with the Securities and Exchange Commission on April 21, 2021 and mailed to the stockholders. Valid proxies submitted prior to the next reconvened Annual Meeting will continue to be valid for the next reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the next reconvened Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2021	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer